Northwest Pipeline Rate Case Summary June 2006

Rate Case Overview Key Dates Filing Date - June 30, 2006 Base Period - 12 mos. ended March 31, 2006 Test Period - Base period, adjusted for known and measurable changes through December 31, 2006 "Proposed Effective Date" - August 1, 2006 Anticipated Effective Date - January 1, 2007 following 5 month suspension Nature, Reasons and Basis for Filing First general rate increase in 10 years (Docket No. RP96-367) Settlement Agreement with customers in Docket No. RP97-367 Intended to help avoid continual "pancaked" rate cases Provide rate stability for customers Certain cost increases over the 10 year period now necessitate filing Revenues at current rates will result in approximately $119.1 MM deficiency

Total Filed Cost of Service O&M Expenses $106,272,899 Depreciation & Amortization 87,366,078 Taxes Other Than Income 16,925,100 Federal & State Income Taxes 68,737,002 Return 165,158,867 Revenue Credits (2,981,859) Total Cost of Service $441,478,087

Current and Proposed Factors Current Proposed Capital Structure (Debt/Equity) 45%/55% 45%/55% Pre-Tax Return 14.35% 15.47% includes 13.6% ROE at midpoint of the range Depreciation and Net Negative Salvage (NNS) - Transmission Plant, excl. Evergreen and Cost of Service Projects 3.05% 3.24% includes 0.63% reduction for NNS "market adjustment" Costs Allocated to Short-Term Firm and Interruptible Services $4.0 MM $7.4 MM Rate Design Settled "EFV" SFV

Comparisons with "Last Approved Rates" Cost of Service Rate Base Annual Throughput (Dth) RP96-367 Settlement 1/ $265,722,093 $812,305,958 723,000,000 Evergreen Expansion 41,960,705 180,588,786 85,794,583 Cost of Service Projects 2/ 5,570,826 21,419,552 - "Last Rates" Approved $313,253,624 $1,014,314,296 808,794,583 This Filing 3/ $441,478,087 $1,506,923,947 801,353,958 1/ Excludes the Cost of Service and Rate Base related to the Tumwater and Olympia projects which were fully reimbursed following the effective date of the Docket No. RP96-367 settlement. 2/ Includes Cost of Service and Rate Base for Berwick, Centralia, and Elmore laterals, updated to reflect their current annual cost of service, and the surcharge associated with the Columbia Gorge 1999 Expansion Project. 3/ Includes the Cost of Service, Rate Base and Throughput related to the incrementally priced Parachute Lateral Project

Increase in Total Cost of Service Total Cost of Service Increase - $128.2 MM Major Reasons for Increase: $12.1 MM - incrementally priced Parachute Lateral Project $61.6 MM - rolled-in Capacity Replacement Project $21.8 MM - rolled-in Rockies Displacement Project $ 7.1 MM - rolled-in portion of Evergreen Expansion Project $16.9 MM - increased rate of return and income taxes (i.e. pre- tax return) on $1.507 billion rate base $13.9 MM - additional O&M increases not included in above projects (includes $5.9 MM due to accounting change for pipeline assessment costs) ($5.2) MM - net reduction due to various other changes, including normal rate base decline partly offset by additional reliability and integrity expenditures Note: Increases related to Projects represent the cost of service included in each respective Certificate

Rate Schedule TF-1 (Large) - Rate Base and Throughput Increase in Rate Base - $428.3 MM Major Reasons for Increase: Capacity Replacement Project Rockies Displacement Project System Enhancement portion of Evergreen Expansion Project Increased Reliability and Integrity Expenditures, including "Integrity Management Program" as required by Pipeline Safety Improvement Act of 2002 Throughput: RP96-367 Settlement Base Period Test Period Annual Throughput (Dth) 709,970,256 645,978,266 639,690,170

Rate Schedule TF-1 (Large) - Increase in Cost of Service ($ MM) TF-1 (Large) Cost of Service in RP96-367 $251.1 Depreciation, Return & Taxes on Increased Rate Base (based on current factors) 83.7 Increase in Pre-tax Rate of Return 13.5 Increase in O&M, including Pipeline Assessment Costs 11.2 Increase in Depreciation/Net Negative Salvage Rate 3.9 Other 1.1 Total Filed Cost of Service for TF-1 (Large) $364.5

Current and Proposed Rates Current (Per Dth) Proposed (Per Dth) TF-1(Large) Reservation Rate Commodity Rate 100% L.F. Rate $0.27760 $0.03000 $0.30760 $0.43712 $0.00756 $0.44468 TF-1 (Small) 50% L.F Volumetric Rate $0.58521 $0.88180 Evergreen Expansion (15-yr levelized) Reservation Rate Commodity Rate 100% L.F. Rate $0.39547 $0.03000 $0.42547 $0.41621 $0.00369 $0.41990 Evergreen Expansion (25-yr levelized) Reservation Rate Commodity Rate 100% L.F. Rate $0.37893 $0.03000 $0.40893 $0.39748 $0.00369 $0.40117 Note: Traditional, non-levelized rates for the Evergreen Expansion 15 and 25-year contracts would be approximately $0.07 higher than the levelized rates.